Exhibit 99.1

SOHU.COM REPORTS FIRST QUARTER 2007 UNAUDITED FINANCIAL RESULTS

First Quarter Brand Advertising Revenues Increase 41% Year-on-Year to Record US$23.5 Million

BEIJING, CHINA, May 1, 2007 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search and mobile value-added services company, today reported unaudited financial results for the first quarter ended March 31, 2007.

First Quarter Highlights

•	Record brand advertising revenues of US$23.5 million, up 41% year-on-year and 7% quarter-on-quarter, exceeding company guidance.

•	Record advertising revenues of US$25.6 million, up 27% year-on-year and 3% quarter-on-quarter, meeting company guidance.

•	Non-advertising revenue of US$7.5 million, down 27% year-on-year and 21% quarter-on-quarter, meeting company guidance.

•	Total revenues of US$33.1 million, up 9% year-on-year and down 4% quarter-on-quarter, meeting company guidance.

•	Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$7.0 million or US$0.18 per fully diluted share, meeting company guidance.

•	GAAP net income of US$4.5 million or US$0.12 per fully diluted share.

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Sohu made significant progress on the integration of Sohu products and registration systems by implementing “Sohu Passport”, a new service that facilitates complete integration of all Sohu web properties and seamless surfing of most products within the Sohu family under a single user profile.

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On April 4, 2007, Sohu’s in-house developed massive multiplayer online role-playing game, Tian Long Ba Bu (TLBB), entered into final closed beta testing with initial success. TLBB will start its open beta testing on May 9, 2007.

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Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

Dr. Charles Zhang, Chairman and CEO of Sohu, commented, “We are continuing to build on Sohu’s core strengths with another quarter of record brand advertising revenue. This clearly reflects advertisers’ recognition of Sohu’s premier content and the continued expanded user-base brought by our innovation and product enhancements, and the increasing Sohu branding associated with the approach of the Beijing 2008 Olympic Games. For the rest of 2007, our catalysts for brand advertising and online games are strong near-term positives. For the longer-term, we continue to devote our efforts to develop our technology, which we believe has not only enhanced our own business but has created an opportunity for us to continue to be a thought leader in the way new technologies change the Internet industry in China.”

First Quarter Financial Results

Total revenues for first quarter ended March 31, 2007 totaled US$33.1 million, compared to revenues of US$34.4 million for fourth quarter ended December 31, 2006, and US$30.4 million for first quarter ended March 31, 2006.

Gross margin of 61% in first quarter of 2007 decreased from 63% in the previous quarter and 67% in the same period of 2006. Non-GAAP gross margin was 62% in the first quarter of 2007, down from 65% in the previous quarter and 68% in the same period of 2006.

Net income for first quarter of 2007 was US$4.5 million or US$0.12 per fully diluted share. Non-GAAP net income for first quarter of 2007 was US$7.0 million or US$0.18 per fully diluted share. This compares to non-GAAP net income of US$8.1 million or US$0.21 per fully diluted share for fourth quarter 2006 and US$7.8 million or US$0.20 per fully diluted share for first quarter of 2006.

Advertising revenues for first quarter of 2007 totaled US$25.6 million, a 27% year-on-year increase and a 3% quarter-on-quarter increase. Advertising revenues, consisting of US$23.5 million in brand advertising and US$2.1 million in sponsored search, accounted for 77% of total revenues in the first quarter of 2007. Brand advertising revenues for first quarter of 2007 increased 7% quarter-on-quarter and 41% year-on-year. Sponsored search revenues for first quarter of 2007 decreased 29% quarter-on quarter and 40% year-on-year. Advertising gross margin for first quarter of 2007 was 62%, down from 65% in the previous quarter and 73% in the first quarter of 2006. Non-GAAP advertising gross margin for first quarter of 2007 was 64%, down from 66% in the previous quarter and 75% in the first quarter of 2006. The declines in gross margin were primarily due to the increase in content costs, bandwidth and server depreciation costs.

For the first quarter of 2007, Sohu’s non-advertising revenues, which are derived mainly from wireless value-added services and online games, were US$7.5 million, representing 23% of total revenues. Non-advertising gross margin was 56% compared to 60% in the previous quarter and 55% in first quarter of 2006. Non-GAAP non-advertising gross margin was 56% compared to 60% in the previous quarter and 55% in the first quarter of 2006. The decline in non-advertising gross margin was primarily due to the decreased mix of higher margin revenues, a decrease in gross margin of certain wireless products and the increased server depreciation costs for our existing game.

For first quarter of 2007, Sohu’s operating expenses totaled US$16.0 million. Non-GAAP operating expenses totaled US$13.9 million, a decrease of 4% from the previous quarter and up 9% year-on-year. The quarter-on-quarter decrease was mainly due to the decrease of our marketing expenses, while the year-on-year increase was primarily due to our increased re-investment in R&D for technology projects and product development, and increased marketing expenses for branding.

As of March 31, 2007, Sohu’s balance of cash, cash equivalents and investments in marketable debt securities was US$97.5 million, compared to US$129.7 million and US$137.5 million as of December 31, 2006 and March 31, 2006, respectively. The reduction in cash, cash equivalents and investments in marketable debt securities was due to the company’s purchase of its Beijing headquarters at a purchase price of approximately $35.3 million, in January 2007.

Ms. Carol Yu, Co-president and CFO of Sohu.com, stated, “We are pleased with the financial results we achieved in the first quarter of 2007. Although it was a seasonally weak quarter, our brand advertising revenue reached a historical record and exceeded our guidance. Our investments in premium video content, corporate branding and new products have started to pay off. With the increasing momentum from the rapidly approaching Beijing 2008 Olympics Games and our new online game TLBB, which will be contributing to our results in the second half of 2007, we are well positioned to have a good year.”

Business Outlook

Sohu estimates total revenues for the second quarter of 2007 to be between US$35.5 million to US$37.5 million, with advertising revenues of US$26.5 million to US$27.5 million and non-advertising revenues of US$9 million to US$10 million. Sohu estimates brand advertising revenues for the second quarter of 2007 to be between US$24.5 million to US$25.0 million.

Sohu expects to invest approximately $1 million for server depreciation costs, bandwidth and marketing of our new online game, TLBB, for the second quarter of 2007. Sohu estimates non-GAAP fully diluted earnings per share for the second quarter of 2007 to be between US$0.17 and US$0.19.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the second quarter of 2007 to be between US$2.3 million and US$2.4 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the second quarter of 2007, under US GAAP, by US$0.06.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile network operators), and online games for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission.

Conference Call

Sohu’s management team will host a conference call on the same day at 8:00 PM EST, May 1, 2007 (or 8:00 AM, May 2, 2007 Beijing/Hong Kong time) following the quarterly results announcement.

To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1-800-238-9007

International: 1-719-457-2622

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1-888-203-1112

International: 1-719-457-0820

PASSCODE: 4638181

The conference call will be available on webcast live and available for replay at:

http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. Sohu offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The company also operates a massively multi-player online role-playing game and a casual game platform. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its eleventh year of operation.

Sohu.com Contact Information

Jessica Zhang

Senior Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Revenues:
Advertising
Brand advertising	$23,527	$21,990	$16,675
Sponsored search	2,086	2,937	3,450

Subtotal of advertising revenues	25,613	24,927	20,125

Non-advertising
Wireless	5,576	6,750	8,009
Others	1,897	2,673	2,280

Subtotal of non-advertising revenues	7,473	9,423	10,289

Total revenues	33,086	34,350	30,414

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $412, $388 and $339, respectively)	8,144	7,089	4,331
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $19, $20 and $22, respectively)	1,578	1,686	1,092

Subtotal of advertising cost of revenues	9,722	8,775	5,423

Non-advertising
Wireless	2,610	3,061	3,812
Others (includes share-based compensation expense under SFAS 123(R) of $4, $4 and $5, respectively)	693	703	792

Subtotal of non-advertising cost of revenues	3,303	3,764	4,604

Total cost of revenues	13,025	12,539	10,027

Gross profit	20,061	21,811	20,387

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $796, $572 and $493, respectively)	4,954	4,988	4,243
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $447, $442 and $448, respectively)	7,290	7,889	6,374
General and administrative (includes share-based compensation expense under SFAS 123(R) of $806, $576 and $424, respectively)	3,358	2,723	3,076
Amortization of intangibles	379	466	509

Total operating expenses	15,981	16,066	14,202

Operating profit	4,080	5,745	6,185

Other expense	(120)	(88)	(68)
Interest income	769	949	529

Income before income tax expense	4,729	6,606	6,646
Income tax expense	(282)	(482)	(443)

Income from continuing operations	4,447	6,124	6,203

Minority Interests	12	7	—

Net income from continuing operations	4,459	6,131	6,203

Gain (loss) from discontinued E-commerce operations	7	(57)	(165)

Net income	$4,466	$6,074	$6,038

Basic net income per share	$0.12	$0.17	$0.16

Shares used in computing basic net income per share	36,722	36,574	36,768

Diluted net income per share	$0.12	$0.16	$0.16

Shares used in computing diluted net income per share	38,986	38,780	39,384

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED, IN THOUSANDS)

	As of Mar. 31, 2007	As of Dec. 31, 2006
		(Audited)
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$97,530	$129,698
Accounts receivable, net	27,465	23,825
Prepaid and other current assets	7,434	5,961
Fixed assets, net	57,590	21,453
Goodwill	55,052	54,986
Intangible assets, net	7,744	8,360
Restricted cash	3,784	4,774
Other assets, net	3,927	4,534

	$260,526	$253,591

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$35,398	$37,795
Zero coupon convertible senior notes	59,780	59,780

Total liabilities	95,178	97,575

Minority interests	41	53

Shareholders’ equity	165,307	155,963

	$260,526	$253,591

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Mar. 31, 2007				Three Months Ended Dec. 31, 2006				Three Months Ended Mar 31, 2006
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Advertising revenues	$25,613	$—		$25,613	$24,927	$—		$24,927	$20,125	$—		$20,125
Less: Cost of advertising revenues	9,722	(431	)(a)	9,291	8,775	(408	)(a)	8,367	5,423	(361	)(a)	5,062

Advertising gross profit	$15,891	$431		$16,322	$16,152	$408		$16,560	$14,702	$361		$15,063

Advertising gross margin	62%			64%	65%			66%	73%			75%

Non-advertising revenues	$7,473	$—		$7,473	$9,423	$—		$9,423	$10,289	$—		$10,289
Less: Cost of non-advertising revenues	3,303	(4	)(a)	3,299	3,764	(4	)(a)	3,760	4,604	(5	)(a)	4,599

Non-advertising gross profit	$4,170	$4		$4,174	$5,659	$4		$5,663	$5,685	$5		$5,690

Non-advertising gross margin	56%			56%	60%			60%	55%			55%

Total revenues	$33,086	$—		$33,086	$34,350	$—		$34,350	$30,414	$—		$30,414
Less: Total cost of revenues	13,025	(435	)(a)	12,590	12,539	(412	)(a)	12,127	10,027	(366	)(a)	9,661

Gross profit	$20,061	$435		$20,496	$21,811	$412		$22,223	$20,387	$366		$20,753

Gross margin	61%			62%	63%			65%	67%			68%

Operating expenses	$15,981	$(2,049	)(a)	$13,932	$16,066	$(1,590	)(a)	$14,476	$14,202	$(1,365	)(a)	$12,837

Net income	$4,466	$2,484		$6,950	$6,074	$2,002		$8,076	$6,038	$1,731		$7,769

Diluted net income per share	$0.12			$0.18	$0.16			$0.21	$0.16			$0.20

Shares used in computing diluted net income per share	38,986			39,582	38,780			39,339	39,384			39,384

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).